May 1, 2003

Cedar Fair, L.P. (FUN)

Form 8-K

Item 9. Regulation FD Disclosure (Information provided under Item 12-Results of

Operations and Financial Condition).

Information required under Item 12 of Form 8-K is being furnished herewith as Exhibit 99 in the form of Registrant's press release dated May 1, 2003 announcing earnings for the first quarter of 2003.